Exhibit 99.2

CERTIFICATION

I, Thomas F. Cherry, the Executive Vice President and Chief Financial Officer of C&F Financial Corporation, certify, based on my knowledge, that C&F Financial Corporation repaid its remaining TARP funds on April 11, 2012, and that accordingly the "2012 TARP Period" for C&F Financial Corporation began January 1, 2012 and ended April 11, 2012, and that:

(i) During the 2012 TARP Period, the compensation committee of C&F Financial Corporation was not required to discuss, review and evaluate with senior risk officers, the senior executive officer (SEO) compensation plans and the employee compensation plans and the risks these plans pose to C&F Financial Corporation;

(ii) During the 2012 TARP Period, the compensation committee of C&F Financial Corporation was not required to identify and limit features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of C&F Financial Corporation or features of the employee compensation plans that pose risks to C&F Financial Corporation;

(iii) During the 2012 TARP Period, the compensation committee of C&F Financial Corporation was not required to review the terms of employee compensation plans to identify and limit features of such plans that could encourage the manipulation of reported earnings of C&F Financial Corporation to enhance the compensation of an employee;

(iv) The compensation committee of C&F Financial Corporation will certify that, during the 2012 TARP Period, it was not required to comply with the standards regarding the review of the SEO compensation plans and employee compensation plans referenced in paragraphs (i) and (iii) above.
(v) The compensation committee of C&F Financial Corporation will certify that, during the 2012 TARP Period, it was not required to comply with the standard regarding a narrative description of the review of the SEO compensation plans and employee compensation plans referenced in paragraphs (i), (ii) and (iii) above;

(vi) C&F Financial Corporation has required that bonus payments, as defined in the regulations and guidance established under Section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or "clawback" provision during the 2012 TARP Period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) C&F Financial Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under Section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the 2012 TARP Period;

(viii) C&F Financial Corporation has limited bonus payments to its applicable employee in accordance with Section 111 of EESA and the regulations and guidance established thereunder during the 2012 TARP Period;

(ix) C&F Financial Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under Section 111 of EESA, during the 2012 TARP Period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) In the proxy statements for its 2012 annual meeting of shareholders, C&F Financial Corporation included a non-binding shareholder proposal in accordance with Section 111 of EESA, the regulations and guidance established thereunder, and other applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during the fiscal year ended December 31, 2011, and C&F Financial Corporation will include in the proxy statement for its 2013 annual meeting of shareholders a non-binding shareholder proposal in accordance with Section 14A of the Securities Exchange Act of 1034, as amended, and other applicable federal securities rules and regulations related to SEO compensation paid or accrued during the fiscal year ended December 31, 2012, including the 2012 TARP Period;

(xi) C&F Financial Corporation will disclose the amount, nature, and justification for the offering during the 2012 TARP Period of any perquisites, as defined in the regulations and guidance established under Section 111 of EESA, whose total value exceeds $25,000 for the employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) C&F Financial Corporation will disclose whether C&F Financial Corporation, the board of directors of C&F Financial Corporation, or the compensation committee of C&F Financial Corporation engaged during the 2012 TARP Period, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) C&F Financial Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under Section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the 2012 TARP Period;

(xiv) C&F Financial Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between C&F Financial Corporation and Treasury, including any amendments;

(xv) C&F Financial Corporation is not required to submit to Treasury a list of the SEOs and the twenty next most highly compensated employees for the fiscal year ending December 31, 2013; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001.)

Date	March 5, 2013

/s/ Thomas F. Cherry
Thomas F. Cherry, Executive Vice President and Chief Financial Officer